Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of December _____, 2016, by and between Public Storage, a Maryland real estate investment trust (the “Company” or “Indemnitor”), and ___________________________ (the “Indemnitee”).

RECITALS

A. Indemnitee is an officer and/or a member of the Board of Trustees and/or a director of the Company or its subsidiaries and in such capacity is performing a valuable service for the Company;

B. Maryland law permits the Company to enter into contracts with officers or members of the Board of Trustees or directors of the Company or its subsidiaries with respect to indemnification of, and advancement of expenses to, such persons;

C. The Declaration of Trust of the Company (the “Declaration of Trust”) authorizes the Company to indemnify and advance expenses to its officers and trustees to the maximum extent permitted by Maryland law in effect from time to time;

D. The Bylaws of the Company (the “Bylaws”) provide that each officer and trustee of the Company shall be indemnified by the Company and shall be entitled to advancement of expenses to the maximum extent permitted by Maryland law in effect from time to time; and

E. To induce the Indemnitee to provide services to the Company and its Subsidiaries, Affiliates, or any other Person, as an officer, director, member of the Board of Trustees, employee and/or agent, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Declaration of Trust or the Bylaws, or any acquisition transaction relating to the Company, the Company desires to provide the Indemnitee with protection against personal liability as set forth in this Agreement, and to the extent insurance is maintained, for the coverage of Indemnitee under the Company’s trustees’ and officers’ liability insurance policies.

AGREEMENT

In consideration of the foregoing recitals and of Indemnitee’s service as a member of the Board of Trustees or officer of the Company and intending to be legally bound hereby, the Company and the Indemnitee agree as follows:

1.Certain Definitions.

For purposes of this Agreement:

(a)“Affiliate” shall mean, with respect to any Person, a Person either: (1) in which the Company or a Subsidiary directly or indirectly owns more than 5% of (i) any class of equity securities or (ii) any equity or partnership interest or (iii) of any similar ownership interest;  or (2) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(b)“Change in Control” shall mean:

i.the dissolution or liquidation of the Company;

ii.the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

iii.a sale of all or substantially all of the assets of the Company to another person or entity other than an Affiliate of the Company;

iv.any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than persons who are shareholders or affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

v.individuals who, as of the date hereof, constitute the Board of Trustees (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Trustees; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Trustees.

(c)“Corporate Status” describes the status of a person who is or was a trustee, officer or director of the Company (or of any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor’s interest ceased upon consummation of the transaction), or any of its Affiliates or Subsidiaries, or is or was serving at the request of the Company (or any such predecessor entity) as a director, officer, partner (limited or general), member, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, limited liability company, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan.  The Company (and any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction) shall be deemed to have requested the Indemnitee to serve an employee benefit plan where the performance of the Indemnitee’s duties to the Company (or any such predecessor entity) also imposes or imposed duties on, or otherwise involves or involved services by, the Indemnitee to the plan or participants or beneficiaries of the plan.

(d)“Expenses” shall have the meaning attached thereto in paragraph 2 below.

(e)“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group or other enterprise, including any entities, organizations, groups or associations established in accordance with the laws of any jurisdiction outside the United States.

(f)“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, hearing, inquiry, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, investigative or other.

(g)  “Special Legal Counsel” means counsel duly selected by the Board of Trustees or a committee thereof, in accordance with applicable law that is independent and experienced in matters of corporation law and is not presently retained to represent any party to the Proceeding giving rise to a claim for indemnification hereunder.

(h)“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

2.Indemnification of Expenses.    The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Proceeding or any action that Indemnitee in good faith believes might lead to the institution of any Proceeding (hereinafter a “Claim”), by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a member of the Board of Trustees, director, officer, employee, agent or fiduciary of Indemnitor, or of any Affiliate or Subsidiary of Indemnitor, or is or was serving at the request of Indemnitor as a member of the Board of Trustees, director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all reasonable expenses (including attorneys’ fees, paralegals’ fees, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating and printing costs, telecommunications charges, delivery and service fees, and all other costs, expenses and obligations) incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by Indemnitor, which approval shall not be unreasonable withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  Such payment of Expenses shall be made by Indemnitor as soon as practicable but in any event no later than thirty days after written demand by Indemnitee (setting forth in reasonable detail the Expense incurred) therefor is presented to Indemnitor.  The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Declaration of Trust, its By-Laws, or corporate action.

3.Mandatory Indemnification.    Notwithstanding any other provision of this Agreement and without regard to the provisions of paragraph 5 hereof, unless limited by the Company’s charter documents, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, or in defense of any claim, issue or matter in the Proceeding, such Indemnitee shall be indemnified against all reasonable Expenses actually incurred by such Indemnitee in connection therewith.  For purposes of this paragraph and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4.Advancement of Expenses.  The Company shall advance all reasonable Expenses incurred by the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding.  Such statement shall include or be preceded or accompanied by (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct (if any) necessary for indemnification by the Company as authorized by this Agreement and applicable law has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that such standard of conduct (if any) has not been met.  The undertaking required by clause (ii) of the immediately preceding sentence shall be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to financial ability to make the repayment.  To the extent permissible under third party policies, the Company agrees that invoices for Expenses to be advanced may be billed in the name of and be payable directly by the Company.

5.Exceptions.  Any other provision herein to the contrary notwithstanding, Indemnitor shall not be obligated pursuant to the terms of this Agreement:

(a)Excluded Action or Omission.  To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law;

(b)Liability to Company.  To indemnify Indemnitee for Expenses in a Proceeding brought by or in the right of the Company in which Indemnitee is finally adjudicated to be liable to the Company;

(c)Claims Initiated by Indemnitee.  To indemnify Indemnitee or to advance Indemnitee’s Expenses in connection with a Proceeding brought by Indemnitee against the Company except (i) for proceedings brought to enforce an Indemnitee’s right to indemnification under this Agreement or applicable law; or (ii) if the Company’s charter documents or corporate action expressly approve otherwise;

(d)Improper Personal Benefit.  To indemnify Indemnitee in respect of any Proceeding in which Indemnitee is finally adjudicated to have received an improper personal benefit, whether or not the Proceeding involves action by the Indemnitee in its Corporate Status; and

(e)Standard of Conduct.  To indemnify Indemnitee in respect of any proceeding where (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

6.Determination of Entitlement to and Authorization of Indemnification.

(a)Request for Indemnification.  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a request  for indemnification, which shall be written if requested by the Company, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(b)

Determination of Entitlement.  The Company shall indemnify the Indemnitee in accordance with the provisions of paragraphs 2 or 3 hereof, unless, as applicable it is established that, for indemnification other than under paragraph 3, one or more of the exceptions under paragraph 5 are applicable.  Indemnification under this Agreement may not be made unless authorized for a specific Proceeding after a determination has been made that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the applicable standard of conduct (if any).  Upon receipt by the Company of the Indemnitee’s request for indemnification pursuant to subparagraph 6(a), a determination as to whether the applicable standard of conduct has been met shall be made within the period specified in paragraph 6(e): (i) if a Change in Control shall have occurred, by Special Legal Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred, by one of the following methods: (A) by the Board of Trustees by a majority vote of a quorum consisting of trustees not, at the time, parties to the Proceeding, or, if such quorum cannot be obtained, then by a majority vote of a committee of the Board of Trustees consisting solely of one or more trustees not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Trustees in which the designated trustees who are parties may participate, (B) by Special Legal Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee, or (C) by the shareholders of the Company.  If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination.

(c)Expenses of Determination.  The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee’s harmless therefrom.

(d)Objection to Special Legal Counsel; Expenses; Discharge of Special Legal Counsel.  In the event the determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to paragraph 6(b) hereof, the Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection.  Such objection may be asserted only on the grounds that the Special Legal Counsel so selected does not meet the requirements of “Special Legal Counsel” as defined in paragraph 1 of this Agreement.  If such written objection is made, the Special Legal Counsel so selected may not serve as Special Legal Counsel until a court has determined that such objection is without merit.  If, within 20 days after submission by the Indemnitee of a request for indemnification pursuant to paragraph 6(a) hereof, no Special Legal Counsel shall have been selected or, if selected, shall have been objected to, either the Company or the Indemnitee may petition a court for resolution of any objection which shall have been made to the selection of Special Legal Counsel and/or for the appointment as Special Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Legal Counsel under paragraph 6(b) hereof.  The Company shall pay all reasonable fees and expenses of Special Legal Counsel incurred in connection with acting pursuant to paragraph 6(b) hereof, and all reasonable fees and expenses incident to the selection of such Special Legal Counsel pursuant to this paragraph 6(d).  In the event that a determination of entitlement to indemnification is to be made by Special Legal Counsel and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the receipt by the Company of the Indemnitee’s request in accordance with paragraph 6(a), upon the due commencement of any judicial proceeding in accordance with paragraph 8(a) of this Agreement, Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity.

(e)Timing of Determination.  If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.  Such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto.  The foregoing provisions of this paragraph 6(e) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the shareholders and if within 15 days after receipt by the Company of the request for such determination the Board of Trustees resolves to submit such determination to the shareholders for consideration at an annual or special meeting thereof to be held within 75 days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to paragraph 6(b) of this Agreement.

7.Presumptions.

(a)Indemnification.  In making a determination with respect to entitlement or authorization of indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome such presumption.

(b)

Certain terminations of Proceedings.  The termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct for permissive indemnification under Section 2-418(b) of the Maryland Corporations Code.

8.Remedies.

(a)Indemnitee’s right to adjudication.  In the event that: (i) a determination is made in accordance with the provisions of paragraph 6 that the Indemnitee is not entitled to indemnification under this Agreement, or (ii) advancement of reasonable Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such Indemnitee’s entitlement to such indemnification or advancement of Expenses.

(b)De novo trial.  In the event that a determination shall have been made pursuant to paragraph 6 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this paragraph 8 shall be conducted in all respects as a de novo trial on the merits.  The fact that a determination had been made earlier pursuant to paragraph 6 of this Agreement that the Indemnitee was not entitled to indemnification shall not be taken into account in any judicial proceeding commenced pursuant to this paragraph 8 and the Indemnitee shall not be prejudiced in any way by reason of that adverse determination.  In any judicial proceeding commenced pursuant to this paragraph 8, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)Company right to adjudication.  If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph 8, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)Terms of Agreement.  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)Expenses.  In the event that the Indemnitee, pursuant to this paragraph 8, seeks to enforce such Indemnitee’s rights for indemnification, advance payment or reimbursement of expenses under, or to recover damages for breach of, or for claims brought under: (1) the Company’s charter documents; (2) Directors’ and officers’ liability insurance policies maintained by the Company; (3) this Agreement and/or (4) applicable law, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all reasonable Expenses actually incurred by such Indemnitee in connection with each such enforcement action, subject at all times to the exceptions set forth in paragraph 5.  In addition, the Company shall, if requested by Indemnitee, advance Expenses related to such enforcement actions by Indemnitee (subject to the exceptions of paragraph 5).  To the extent permissible under third party policies, the Company agrees that invoices for Expenses to be advanced may be billed in the name of and be payable directly by the Company.

9.Notification and Defense of Claims.  The Indemnitee agrees promptly to notify the Company upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the failure so to notify the Company will not relieve the Company from any liability that the Company may have to Indemnitee under this Agreement unless the Company is materially prejudiced thereby.  With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)Company participation.  The Company will be entitled to participate therein at its own expense.

(b)Defense.  Except as otherwise provided below, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of the Company’s election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company’s assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment by counsel by Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, (iii) such Proceeding seeks penalties or other relief against the Indemnitee with respect to which the Company could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration) or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have reached the conclusion specified in clause (ii) above, or which involves penalties or other relief against Indemnitee of the type referred to in clause (iii) above.

(c)Settlement of Claims.  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s prior written consent.  The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold or delay consent to any proposed settlement.

10.Non-Exclusivity; Survival of Rights; Insurance Subrogation.

(a)Non-exclusive remedy.  The rights of indemnification and to receive advancement of reasonable Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Declaration of Trust, the Bylaws, any other agreement, a vote of shareholders, a resolution of the Board of Trustees or otherwise, except that any payments otherwise required to be made by the Company hereunder shall be offset by any and all amounts received by the Indemnitee from any other indemnitor or under one or more liability insurance policies maintained by an indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from the Company in respect of the matter giving rise to the indemnity hereunder.  No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as a member of the Board of Trustees prior to such amendment, alteration or repeal.

(b)Insurance coverage.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for trustees, directors, officers, employees or agents of the Company or its subsidiaries, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any “Change in Control” the Company shall use commercially reasonable efforts to obtain or arrange for continuation and/or “tail” coverage for the Indemnitee to the maximum extent obtainable at such time.

(c)Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)Other Reimbursements.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

11.Continuation of Indemnity.

(a)Indemnity Period.  All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer, director or a member of the Board of Trustees of the Company or its subsidiaries and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

(b)Successor Obligation.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

13.Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of reasonable Expenses under this Agreement with respect to any Proceeding either as described in paragraph 5 or if the charter or bylaws of the Trust, a resolution of the Board of Trustees, or an agreement approved by the Board of Trustees expressly provide otherwise.

14.Notice to Company Shareholders.    Any indemnification of, or advancement of reasonable Expenses, to an Indemnitee in accordance with this Agreement, if arising out of a Proceeding by or in the right of the Company, shall be reported in writing to the shareholders of the Company.

15.Headings.  The headings of the paragraph of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

16.Modification and Waiver.   No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth in the records of the Company.

If to the Company, to:

Public Storage

701 Western Avenue

Glendale, CA 91201

Attention: Chief Legal Officer

Fax No.:  (818) 548-9288

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18.Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without application of the conflict of laws principles thereof.

19.No Assignments.  The Indemnitee may not assign its rights or delegate obligations under this Agreement without the prior written consent of the Company.  Any assignment or delegation in violation of this Section 19 shall be null and void.

20.No Third Party Rights.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

21.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute an agreement binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PUBLIC STORAGE

By:
Name:	Lily Yan Hughes
Title:	Senior Vice President, Chief Legal Officer and
Corporate Secretary

INDEMNITEE: